Exhibit 99.1

SIMON PROPERTY GROUP COMPLETES ACQUISITION OF TAUBMAN CENTERS, INC.

Indianapolis, IN – December 29, 2020 — Simon Property Group, Inc. (NYSE: SPG) (“Simon”) today announced that it has completed its acquisition of an 80% ownership interest in The Taubman Realty Group Limited Partnership ("TRG"). Under the terms of the transaction, Simon, through its operating partnership, Simon Property Group, L.P., acquired all of Taubman Centers, Inc. (“TCO”) common stock for $43.00 per share in cash, and the Taubman family sold approximately one-third of its ownership interest at the transaction price and remains a 20% partner in TRG.

“We are very pleased to complete this transaction and to add some of the world’s premier retail assets to our portfolio,” said David Simon, Chairman, Chief Executive Officer and President. “This investment will enhance the ability of TRG to establish innovative retail environments for consumers and to create new job prospects for the communities in which it operates. I look forward to partnering with the Taubmans in this exciting new joint venture, and to driving strong performance at TRG’s properties.”

Robert Taubman, Chairman, President and CEO of TRG, stated, “David and I share a vision for optimizing TRG’s assets and a strong commitment to our shoppers, retail partners and communities. I am excited to work with the entire Simon team as we share ideas and implement best practices to enhance the operations and cash flow of our new joint venture.”

Total consideration for the acquisition, including the redemption of TCO’s 6.5% Series J Cumulative Preferred Shares and its 6.25% Series K Cumulative Preferred Shares, was approximately $3.4 billion and was funded with existing liquidity, including proceeds from Simon’s recently completed equity offering.

Advisors

BofA Securities, Citigroup Global Markets Inc. and Evercore Group, L.L.C. are serving as financial advisors to Simon and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Latham & Watkins LLP are serving as legal advisors. Goldman Sachs & Co. LLC is serving as financial advisor to Taubman and Wachtell, Lipton, Rosen & Katz and Honigman LLP are serving as legal advisors. The Special Committee of the Board of Directors of Taubman has retained Lazard as its independent financial advisor and Kirkland & Ellis LLP as its independent legal counsel.

About Simon

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

About Taubman Realty Group

Taubman Realty Group (TRG) is engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet malls in the U.S. and Asia. TRG’s U.S. properties are among the most productive in the U.S. retail industry. Founded in 1950, TRG is a joint venture between Simon Property Group (NYSE:SPG) and the Taubman family and is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. For more information, visit www.taubman.com.

Forward Looking Statements

Certain statements made in this press release may be deemed "forward–looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our tenants' businesses, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; changes in economic and market conditions that may adversely affect the general retail environment; the intensely competitive market environment in the retail industry; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; decreases in market rental rates; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; general risks related to real estate investments, including the illiquidity of real estate investments; security breaches that could compromise our information technology or infrastructure; risks relating to our joint venture properties; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; changes in insurance costs; the availability of comprehensive insurance coverage; natural disasters; the potential for terrorist activities; environmental liabilities; the loss of key management personnel; and the transition of LIBOR to an alternative reference rate. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Simon Investors

Tom Ward

Simon Property Group

317-685-7330

Simon Media

Reevemark

Hugh Burns/Paul Caminiti

212-433-4600

SPGinquiries@reevemark.com

TRG Media

Maria Mainville

Taubman, Director, Strategic Communications

248-258-7469

mmainville@taubman.com

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